**ARTICLES AND AMENDMENTS**

**OF**

**CONVERGE GLOBAL, INC.**

APPROVED by the Division of Corporations and Commercial Code of the Utah State Department of Business Regulation on the 4 day of Oct A.D. 1975
Corporate Documents Examiner [illegible]
Fees paid $ 50.00

# ARTICLES OF INCORPORATION

## OF

## MORMON MINT, INC.

117127

We, the undersigned natural persons of the age of 21 years or more acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such a corporation.

### ARTICLE I

The name of the corporation hereby formed shall be Mormon Mint, Inc.

### ARTICLE II

The period of its duration shall be perpetual.

### ARTICLE III

The purposes for which the corporation is organized are to engage in primarily any minting of coins and/or medallions of either monatory or historic value.. To engage in any business, investment or other pursuit or activity, whether retail or wholesale, whether commercial or industrial; and to perform any and all other lawful acts or purposes as are or may be granted to corporate entities under the laws of the State of Utah and by any other state or foreign country. The corporation may conduct its business anywhere within the States of the United States or in any foreign country, without in any way limiting the foregoing powers. It is hereby provided that the corporation shall have the power to do any and all acts and things that may be reasonably necessary or appropriate to accomplish any of the foregoing purposes for which the corporation is formed.

### ARTICLE IV

The aggregate number of shares which the corporation shall have the authority to issue is 50,000,000 shares of common stock at par value of $0.001 per share, or a total capitalization of $5,000.

There shall be no cumulative voting, and all pre-emptive rights are denied. Each share shall entitle the holder thereof to one vote at all meetings of the stockholders.

5280501013

Stockholders shall not be liable to the corporation or its creditors for any debts or obligations of the corporation.

ARTICLE V

The corporation shall not commence business until at least $1,000.00 has been received by it as consideration for the issuance of shares.

ARTICLE VI

The principal place of business and the principal office of the corporation shall be 3650 Toulouse Drive in Salt Lake County, State of Utah 84120. Branch offices or other places of business may be established elsewhere in the State of Utah or without the State of Utah and in the United States or without the United States as the Board of Directors may determine.

ARTICLE VII

Provisions for the regulations of the internal affairs of the corporation will be contained in By-laws appropriately by the Board of Directors in accordance with Section 16-10-35 of the Utah Code Annotated (1953), as amended.

ARTICLE VIII

The address of the initial registered office of the corporation 3650 Toulouse Driveis Salt Lake City, Utah 84120, and the name of its initai registered agent is Hans Jorgenson.

ARTICLE IX

The number of directors shall be not less than three nor more than nine, and the directors constituting the initial Board shall be three, and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

| | |
|---|---|
| Wallace Plum | 1825 W. N. Temple<br>Salt Lake City, UT. 84104 |
| Hans Jorgenson | 3650 Toulouse Dr.<br>W. V. C. UT. 84120 |
| Roger G. Coleman, Sr. | 2217 Heatherglen Dr.<br>W. V.C. Utah 84119 |

ARTICLE X

The name and address of each incorporator is:

| | |
|---|---|
| Wallace Plum. | 1825 W. N. Temple<br>Salt Lake City, UT 84104 |
| Hans Jorgenson | 3650 Toulouse Dr.<br>W. V. C. UT 84120 |
| Roger G. Coleman, Sr. | 2217 Heatherglen Dr.<br>W. V.C. Utah 84119 |

Wallace Plum

Wallace Plum

Hans Jorgenson

Hans Jorgenson

Roger G. Coleman, Sr.

Roger G. Coleman, Sr.

INCORPORATORS

STATE OF UTAH )
:
COUNTY OF SALT LAKE)

On September 3, 1985, personally appeared before me, Wallace Plun_, Hans Jorgenson, and Roger G. Coleman, Sr. who being duly sworn by me first, declared that they had read the foregoing Articles of Incorporation, that they had signed the foregoing document as an incorporator and that the statements contained therein are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 3rd day of September, 1985.

Notary Public
Residing in Salt Lake County, Utah

My Commission Expires:

5-19-87